UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2017

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5820 Nancy Ridge Drive San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 10, 2017, OncoSec Medical Incorporated (“OncoSec”) entered into a clinical trial collaboration and supply agreement (the “Collaboration and Supply Agreement”) with MSD International GmbH, a subsidiary of Merck (known as MSD outside the United States and Canada) (“Merck”) to clinically evaluate the combination of OncoSec’s ImmunoPulse® IL-12 with Merck’s anti PD-1 therapy KEYTRUDA® (pembrolizumab).

Under the Collaboration and Supply Agreement, OncoSec will sponsor and fund the Phase II multicenter study of ImmunoPulse® IL-12 in combination with KEYTRUDA® in patients with histological diagnosis of melanoma with progressive locally advanced or metastatic disease defined as Stage III or Stage IV, who are progressing or have progressed on an approved anti-PD-1 therapy (the “PISCES” study). Merck will be responsible for manufacturing and supplying KEYTRUDA® for the PISCES study.

Item 8.01.	Other Events.

On May 10, 2017, OncoSec issued a press release announcing the Collaboration and Supply Agreement. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report.

The information in Item 8.01 of this Current Report, including the attached Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 8.01 of this Current Report, including Exhibit 99.1, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to this Current Report in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit	Description
99.1	Press Release of OncoSec Medical Incorporated dated May 10, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED

Dated: May 11, 2017	By:	/s/ Punit Dhillon
	Name:	Punit Dhillon
	Title:	President & Chief Executive Officer

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